                                                                    EXHIBIT 99.1

               ATRIUM COMPANIES, INC. ANNOUNCES FINANCIAL RESULTS
                   FOR THE SECOND QUARTER ENDED JUNE 30, 2004

DALLAS, TX, August 4, 2004 -- Atrium Companies, Inc. ("Atrium" or the "Company"), one of the largest manufacturers and suppliers of residential windows in North America, today announced its unaudited financial results for the second quarter and year-to-date period ended June 30, 2004. Selected financial results are set forth in this press release and the Company's definitive results will be included in its Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (the "SEC") no later than Monday, August 16, 2004.

The following is a summary of Atrium's financial highlights for the second quarters and year-to-date periods ended June 30, 2004 and 2003 (reported results include the results of MD Casting, Inc., Danvid Window Company, Aluminum Screen Manufacturers, Inc., Superior Engineered Products Corporation and Atrium Shutters, Inc. since their dates of acquisition, which were January 31, 2003, April 1, 2003, October 1, 2003, December 31, 2003 and June 1, 2004,
respectively, while pro forma results give effect to the 2004 and 2003 transactions, including the acquisitions, sale of the Company and debt refinancing as if they had occurred as of January 1, 2003):

Reported:

     o Net sales increased $26.2 million, or 16.2%, to $188.0 million during the second quarter of 2004 from $161.8 million during the second quarter of 2003, while net sales for the year-to-date period increased $63.0 million, or 22.9%, to $338.4 million during 2004 from $275.4 million during 2003.

     o Gross profit totaled $58.2 million (31.0% of net sales) during the second quarter of 2004 compared to $52.6 million (32.5% of net sales) during the second quarter of 2003, while gross profit for the year-to-date period totaled $102.0 million (30.2% of net sales) during 2004 compared to $87.6 million (31.8% of net sales) during 2003.

     o Net income totaled $8.3 million during the second quarter of 2004 compared to net income of $9.5 million during the second quarter of 2003, while net income for the year-to-date period totaled $2.6 million during 2004 compared to $6.9 million during 2003.

     o EBITDA totaled $24.3 million (13.0% of net sales) during the second quarter of 2004 compared to $23.0 million (14.2% of net sales) during the second quarter of 2003, representing an increase of 5.8%, while EBITDA for the year-to-date period totaled $36.5 million (10.8% of net sales) during 2004 compared to $33.1 million (12.0% of net sales) during 2003, representing an increase of 10.2%.

     o As of June 30, 2004, the Company had total liquidity of $44.2 million, including cash of $4.5 million and availability under its $50.0 million revolving credit facility of $39.7 million (net of borrowings of $.3 million and outstanding letters of credit totaling $10.0 million).

"While we are pleased with the growth in reported year over year sales and EBITDA, it is disappointing that this growth was largely from acquisitions and not organic. On a pro forma basis, we still saw reasonable sales growth of nearly 5% (approximately 8% if you normalize for the loss of Lowe's business in 2003), however, we experienced margin compression that was not consistent with our historical results. EBITDA was hampered by three significant items: i) inflation in raw material costs, which rose at a very quick pace in early 2004;
ii) higher than expected worker's compensation and health insurance costs; and
iii) inefficiencies at our North Carolina facility, which were caused by the year over year loss of approximately $8 million of Lowe's business. We have strategic plans to address each of these items, including selling price increases, restructuring of our insurance programs and production changes at our North Carolina facility to improve throughput," stated Chairman, President and Chief Executive Officer, Jeff L. Hull. "On a positive note, excellent working capital management during the past quarter has enabled us to meet our free cash flow projections for the first half of the year, despite the shortfall in earnings," added Mr. Hull.

Pro Forma:

    o Net sales increased $5.1 million, or 2.7%, to $190.4 million during the second quarter of 2004 from $185.3 million during the second quarter of 2003, while net sales for the year-to-date period increased $16.1 million, or 4.9%, to $344.3 million during 2004 from $328.2 million during 2003.

    o Gross profit totaled $59.6 million (31.3% of net sales) during the second quarter of 2004 compared to $61.9 million (33.4% of net sales) during the second quarter of 2003, while gross profit for the year-to-date period totaled $105.5 million (30.6% of net sales) during 2004 compared to $104.7 million (31.9% of net sales) during 2003.

    o Net income totaled $8.3 million during the second quarter of 2004 compared to net income of $11.7 million during the second quarter of 2003, while net income for the year-to-date period totaled $2.6 million during 2004 compared to $9.3 million during 2003.

    o EBITDA totaled $24.8 million (13.0% of net sales) during the second quarter of 2004 compared to $28.0 million (15.1% of net sales) during the second quarter of 2003, while EBITDA for the year-to-date period totaled $37.3 million (10.8% of net sales) during 2004 compared to $40.1 million (12.2% of net sales) during 2003.

The results for the second quarter and year-to-date period ended June 30, 2004 discussed herein are preliminary and subject to completion of the annual audit by Atrium's independent public accounting firm. We can provide no assurance that these results will not be subject to adjustment or reclassification upon completion of the audit.

Atrium will hold a conference call at 10:00 a.m. (central) on Friday, August 6, 2004 to discuss its second quarter and year-to-date results. The call-in number is (888) 428-4474 (reference "Atrium Second Quarter Earnings"). A replay will be available at 3:15 p.m. (central) on August 6, 2004 and will run until 11:59 p.m. (central) on August 20, 2004. The replay call-in number is (800) 475-6701, access code 740946.

Atrium, based in Dallas, Texas, is one of the largest manufacturers and suppliers of residential windows in North America, with pro forma net sales exceeding $700 million for the last twelve months, approximately 6,300 employees and 63 manufacturing facilities and distribution centers in 22 states and Mexico.


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                             Atrium Companies, Inc.
                      Unaudited selected financial results
                              (dollars in millions)


Reported:

                          Second Quarter Ended June 30,
                          -----------------------------
                                 2004         2003
                               --------     --------
Net sales                      $  188.0     $  161.8
Gross profit                       58.2         52.6
Net income                          8.3          9.5
EBITDA                             24.3         23.0

                       Year-to-Date Period Ended June 30,
                       ----------------------------------
                                 2004         2003
                               --------     --------
Net sales                      $  338.4     $  275.4
Gross profit                      102.0         87.6
Net income                          2.6          6.9
EBITDA                             36.5         33.1


Pro Forma:

                          Second Quarter Ended June 30,
                          -----------------------------
                                 2004         2003
                               --------     --------
Net sales                      $  190.4     $  185.3
Gross profit                       59.6         61.9
Net income                          8.3         11.7
EBITDA                             24.8         28.0

                       Year-to-Date Period Ended June 30,
                       ----------------------------------
                                 2004         2003
                               --------     --------
Net sales                      $  344.3     $  328.2
Gross profit                      105.5        104.7
Net income                          2.6          9.3
EBITDA                             37.3         40.1

The reconciliation of net income (in accordance with GAAP) to EBITDA (as defined in this press release) is summarized as follows (dollars in millions):

Reported:

                          Second Quarter Ended June 30,
                          -----------------------------
                                 2004         2003
                               --------     --------
Net income                     $    8.3     $    9.5
Interest expense                    8.8          8.4
Securitization expense              0.2          0.3
Income taxes                        0.4          0.3
Depreciation and
 amortization                       6.4          4.1
Stock compensation expense           --          0.4
Special charges                     0.2           --
                               --------     --------
EBITDA                         $   24.3     $   23.0
                               ========     ========


                       Year-to-Date Period Ended June 30,
                       ----------------------------------
                                 2004         2003
                               --------     --------
Net income                     $    2.6     $    6.9
Interest expense                   17.5         16.7
Securitization expense              0.5          0.5
Income taxes                        0.5          0.3
Depreciation and
 amortization                      12.7          8.2
Stock compensation expense           --          0.5
Special charges                     2.7           --
                               --------     --------
EBITDA                         $   36.5     $   33.1
                               ========     ========


Pro Forma:

                          Second Quarter Ended June 30,
                          -----------------------------
                                 2004         2003
                               --------     --------
Net income                     $    8.3     $   11.7
Interest expense                    8.8          9.0
Securitization expense              0.3          0.3
Income taxes                        0.4          1.2
Depreciation and
 amortization                       6.8          5.5
Stock compensation expense           --          0.3
Special charges                     0.2           --
                               --------     --------
EBITDA                         $   24.8     $   28.0
                               ========     ========


                       Year-to-Date Period Ended June 30,
                       ----------------------------------
                                 2004         2003
                               --------     --------
Net income                     $    2.6     $    9.3
Interest expense                   17.5         17.5
Securitization expense              0.6          0.6
Income taxes                        0.4          1.2
Depreciation and
 amortization                      13.5         11.2
Stock compensation expense           --          0.3
Special charges                     2.7           --
                               --------     --------
EBITDA                         $   37.3     $   40.1
                               ========     ========

EBITDA, for purposes of this press release, is defined as earnings before interest, securitization expense, income taxes, depreciation and amortization, stock compensation expense and special charges. The special charges included in the definition of EBITDA were incurred as a result of the December 2003 sale of the Company. While we do not intend for EBITDA to represent cash flow from operations as defined by GAAP and we do not suggest that you consider it as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity, we include it herein to provide additional information with respect to our ability to meet our future debt service, capital expenditure and working capital requirements. We believe EBITDA provides investors and analysts in the building materials industry the necessary information to analyze and compare our historical results on a comparable basis with other companies on the basis of operating performance and the levels of certain relative credit statistics. However, as EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies within the building materials industry.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested herein due to certain risks and uncertainties including, without limitation, operating risks. Those and other risks are described in Atrium's filings with the SEC made over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company's Chief Financial Officer.